Exhibit 99.B(d)(62)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Robeco Investment Management, Inc.

(formerly known as Weiss, Peck & Greer Investments)

Dated September 28, 2006, as amended July 13, 2009 and September 23, 2009

SEI Institutional Managed Trust

Small Cap Value Fund

Small Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Robeco Investment Management, Inc.

By:	By:

/s/ David F. McCann	/s/ William G. Butterly, III /s/ Matthew J. Davis

Name:	Name:

David F. McCann	William G. Butterly, III Matthew J. Davis

Title:	Title:

Vice President	Chief Operating Officer Chief Financial Officer

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Robeco Investment Management, Inc.

(formerly known as Weiss, Peck & Greer Investments)

Dated September 28, 2006, as amended July 13, 2009 and September 23, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Small Cap Value Fund	X.XX	%
Small Cap Fund	X.XX	%

Agreed and Accepted:

SEI Investments Management Corporation	Robeco Investment Management, Inc.

By:	By:

/s/ David F. McCann	/s/ William G. Butterly, III /s/ Matthew J. Davis

Name:	Name:

David F. McCann	William G. Butterly, III Matthew J. Davis

Title:	Title:

Vice President	Chief Operating Officer Chief Financial Officer